LOCKBOX AGREEMENT






                 Maguire/Thomas Partners-South Tower

                              Borrower




                    Aetna Life Insurance Company

                               Lender




                CB Commercial Real Estate Group, Inc.

                                Agent









                          December 1, 1994

                          LOCKBOX AGREEMENT


           THIS LOCKBOX AGREEMENT (this "AGREEMENT"), is made as of December 1, 1994, by and among MAGUIRE/THOMAS PARTNERS-SOUTH TOWER, a California limited partnership ("Borrower"), AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Lender"), and CB COMMERCIAL REAL ESTATE GROUP, INC., a Delaware corporation ("Agent").

                          R E C I T A L S:

           A. Borrower is the owner of that certain real property and all appurtenances thereto and improvements thereon commonly known as the IBM Tower at Wells Fargo Center located in Los Angeles, California (the "Premises"), which property is more particularly described on Exhibit A to the Deed of Trust (as defined herein).

           B. Borrower executed and delivered to The Aetna Casualty and Surety Company ("Aetna Casualty and Surety") that certain Promissory Note in the original principal amount of two hundred million dollars ($200,000,000) dated November 26, 1984 (the "Note"); which Note and the indebtedness evidenced thereby (the "Indebtedness"), is secured by, inter alia, that certain Deed of Trust, Assignment of Rents and Security Agreement ("Deed of Trust") executed by Borrower, as Trustor, in favor of Ticor Title Insurance Company of California, as trustee, and naming Aetna Casualty and Surety as Beneficiary, dated November 26, 1984, encumbering, inter alia, the Premises and recorded on November 28, 1984, in the Official Records of the Los Angeles County Recorder's office (the "Land Records"), as Instrument Number 84-1399775 and that certain Assignment of Rents and Leases (the "Assignment of Rents") executed by Borrower, as Assignor, in favor of Aetna Casualty and Surety, as Assignee, dated November 26, 1984, with respect to all leases affecting the Premises and recorded in the Land Records on November 28, 1984 as Instrument Number 84-1399776. The Note, the Deed of Trust, the Assignment of Rents and all other documents evidencing or securing the Indebtedness are hereinafter collectively referred to as the "Loan Documents."

           C. Aetna Casualty and Surety assigned its rights under the Loan Documents to Lender pursuant to an Assignment dated October 29, 1986 and recorded in the Land Records on December 4, 1986 as Instrument Number 86-167563.

           D. Borrower has an existing lockbox arrangement and associated deposit account (the Existing Account defined below) with Bank of America NT & SA ("Bank of America") in order to collect all receipts which are or may became due and payable under all leases of any part of the Premises and under any other agreement or contract with respect to the Premises. In order to effectuate the transactions provided for in this
Agreement:

                 (1) Lender has established a new deposit account with Bank of America, in the name of Agent, as agent for Lender (the Deposit Account provided for herein);

                 (2) simultaneously with the execution of this Agreement, Borrower and Lender have irrevocably instructed Bank of America that all funds which are hereafter received in the Bank of America lockbox originally established for the Existing Account shall instead be deposited into the Deposit Account; and

                 (3) Borrower and Lender have agreed that all funds from time to time held in said Deposit Account, and in the Tax and Insurance Escrow Account provided for herein, shall be held, withdrawn and disbursed by Agent in accordance with the terms of this Agreement.

           E. Borrower has also agreed to the establishment of a tax and insurance escrow (the Tax and Insurance Escrow Account provided for herein) and has agreed to deposit certain funds therein to serve as additional security for the Indebtedness and as a source of payment of real property taxes and assessments and insurance premiums in respect of the Premises.

           F. Lender has requested Agent to act as its agent with respect to the Deposit Account and the Tax and Insurance Escrow Account. Agent has accepted its appointment in accordance with the terms of this Agreement, has agreed to establish the Deposit Account and the Tax and Insurance Escrow Account, and has agreed, in its capacity as agent for Lender, to hold, disburse and otherwise pay over all funds from time to time held in the Deposit Account and the Tax and Insurance Escrow Account (the "Funds") in accordance with this Agreement.

           NOW, THEREFORE, in consideration of the matters described in the foregoing recitals (which are hereby incorporated fully into the terms of this Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenant and agree as follows:

           1.    Deposit Account and Tax and Insurance Escrow Account.

                 (a) Borrower has an existing lockbox arrangement with Bank of America (the "Lockbox") and an associated deposit account, Account No. 14200-51462 (the "Existing Account"), in order to collect receipts which are or may became due and payable with respect to the Premises.

                 (b) In connection with the transactions provided for herein:

                      (1) Lender has established a new deposit account, Account No. 1233-31968 (the "Deposit Account") with Bank of America, in the name of Agent, as agent for Lender; and

                      (2) simultaneously with the execution of this Agreement, Borrower and Lender have irrevocably instructed Bank of America that, from and after the date of execution of this Agreement until the Indebtedness and all other sums due and owing to Lender have been paid in full, the Lockbox arrangements with Bank of America shall be transferred from the Existing Account to the Deposit Account, and all funds which are received in the Lockbox shall instead be deposited into the Deposit Account, notwithstanding any contrary provisions of the agreement(s) between Maguire Thomas Partners, on behalf of Borrower and Bank of America regarding the Existing Account and the Lockbox arrangements originally associated therewith. In connection therewith, Agent, as agent for Lender, shall be substituted for Maguire Thomas Partners and Borrower for all purposes of such Lockbox arrangements with Bank of America, other than obligations to pay fees to Bank of America (Borrower shall remain liable for all such fees), including, without limitation, receiving documents, correspondence and other materials delivered to the Lockbox, for receiving notices and statements from Bank of America, and for making withdrawals or other disbursements of funds on deposit in the Deposit Account and in the Tax and Insurance Escrow Account.

Borrower acknowledges and agrees that such transactions have been entered in order that the Deposit Account will exclusively be used collect, hold and disburse any and all Gross Receipts (as defined in Section 4 below) which are or may became due and payable under all leases of any part of the Premises and under any other agreement or contract with respect to the Premises. Any such lease, contract, license, concession or other agreement is herein collectively referred to as a "LEASE" and the party or parties thereto, other than Borrower, are referred to herein as a "TENANT." All Funds from time to time deposited and held in said Deposit Account and in the Tax and Insurance Escrow Account shall be held, withdrawn and disbursed by Agent in accordance with the terms of this Agreement.

                 (c)  On or before the date of execution of this
                 Agreement:

                      (1) Borrower has paid, as an Approved Operating
      Cost (as defined in Section 6 below) the first installment of 1994-95 ad valorem taxes on the Premises, in the amount of $1,464,017.17;

                      (2) Borrower has paid, as an Approved Operating
      Cost, the annual premium for casualty and earthquake insurance on the Premises for the period through November 30, 1995, in the amount of $1,028,241.50 (as provided for in paragraph (2) of Section 2(e) below, an additional insurance premium for such coverage is to be paid by Borrower);

                      (3) Lender has established a new deposit account, Account No. 1233-761942 (the "Tax and Insurance Escrow Account"), an interest bearing money market account with Bank of America, in the name of Agent, as agent for Lender. Borrower shall, not later than December 30, 1994, pay to Agent for deposit into the Tax and Insurance Escrow Account, the sum of $413,000.

Funds deposited into the Tax and Insurance Escrow Account shall be solely the property of Lender, to be disbursed for the payment of either taxes and assessments or insurance premiums for the Premises or applied to the Indebtedness in accordance with the terms and conditions of this Agreement.

                 (d) In addition to the initial deposit into the Tax and Insurance Escrow Account pursuant to Section 1(c)(3) above, and the monthly deposits into such Account pursuant to Section 5(a)(3) below, additional Funds shall be deposited by Borrower into the Tax and Insurance Escrow Account after the date of execution of this Agreement from time to time in accordance with Paragraphs 1.04 and 1.08(e) of the Deed of Trust.

                 (e)  In connection with such Tax and Insurance Escrow
Account;

                      (1) Borrower shall deliver, or shall cause to be delivered, to Agent and to Lender, promptly after receipt thereof by Borrower, but in no event later than 30 days prior to the date any such taxes are due, all invoices for real property taxes and assessments in respect to the Premises. Lender shall direct Agent in writing to disburse funds from the Tax and Insurance Escrow Account (to the extent, and only to the extent, funds are then available therein) and to pay such invoices directly to the taxing authority, and Agent shall pay the same in accordance with the terms of said direction on or prior to the date such payments are due.

                      (2) Borrower shall deliver, or shall cause to be delivered, to Agent and to Lender, promptly after receipt thereof by Borrower, but in no event later than 30 days prior to the date any such insurance premiums are due, all invoices for premiums for the insurance required to be maintained by Borrower pursuant to Paragraphs 1.03 and 5.20 of the Deed of Trust. Lender shall direct Agent in writing to disburse funds from the Tax and Insurance Escrow Account (to the extent, any only to the extent, funds are then available therein) and to pay such invoices directly to the applicable insurance carrier, and Agent shall pay the same in accordance with the terms of said direction on or prior to the date such payments are due.

                      (3)  Notwithstanding the provisions of paragraphs
      (1) and (2) of this Section 1(e), however, (i) Lender shall not be required to direct Agent to make any such disbursement from the Tax and Insurance Escrow Account upon the occurrence and during the continuance of an Event of Default hereunder, and (2) at any time and from time to time during the continuance of any Event of Default hereunder or under the Loan Documents, upon request of Lender, Agent shall withdraw all funds then on deposit in the Tax and Insurance Escrow Account and disburse such sums to Lender to be applied to the Indebtedness or any other sums then due and owing to Lender under the Loan Documents in such order as Lender shall determine in its sole discretion.

                 (e) On or before the date of execution of this Agreement, Borrower has paid to Lender the sum of Two Million One Hundred Ninety Thousand Three Hundred Ninety-Six Dollars ($2,190,396), which payment has been applied by Lender to the Indebtedness.

           2.    COMMENTS OF BORROWER.      Borrower hereby covenants,
agrees, represents and warrants to Lender as follows:

                 (a) With respect to the Tenants: (1) Borrower represents that Borrower has delivered to certain existing Tenants as of the date of execution of this Agreement a written notice instructing such existing Tenants to make all payments of Gross Receipts required pursuant to its Lease directly to the Lockbox (not all such notified Tenants, however, have complied with such notices), (2) simultaneously with the execution of this Agreement, Borrower and Lender shall jointly give a notice instructing International Business Machines Corporation, an existing Tenant, to make all payments of Gross Receipts required pursuant to its Lease directly to the Lockbox (3) promptly following execution of this Agreement, Borrower shall deliver to each other existing Tenant who is not now making payments to the Lockbox, a written notice instructing such existing Tenant to make all payments of Gross Receipts required pursuant to its Lease directly to the Lockbox, and (4) promptly upon execution of any Lease for any part of the Premises after the date of execution of this Agreement, Borrower shall deliver, or cause to be delivered, a written notice instructing each such Tenant to make all payments of Gross Receipts required pursuant to its Lease directly to the Lockbox. Each such written notice to a Tenant is herein referred to as a "Payment Notice." Borrower shall not give any instructions to any Tenant for any payments that are inconsistent with the requirements of this Agreement or with the Payment Notice delivered to such Tenant.

                 (b) If Borrower shall receive, directly or indirectly through its managers, agents or partners, any cash or any checks, drafts, or other instruments (hereinafter collectively referred to as "Checks") from any Tenant in payment of Gross Receipts, Borrower shall immediately endorse and deposit same into the Deposit Account.

                 (c) Until the Indebtedness and all other sums due and owing to Lender have been paid in full, Borrower also agrees that Borrower shall not, and shall have no right to, amend, terminate or modify in any way the agreement(s) with Bank of America pertaining to the Tax and Insurance Escrow Account or to the Deposit Account or the Lockbox arrangements applicable thereto. Only persons designated by Agent, in its discretion, shall have the authority to make withdrawals or disbursements from the Deposit Account or the Tax and Insurance Escrow Account, and Borrower shall have no right to withdraw or otherwise transfer funds from the Deposit Account or the Tax and Insurance Escrow Account, to close the Deposit Account or the Tax and Insurance Escrow Account, or to otherwise modify or exercise any authority over the Deposit Account, the Tax and Insurance Escrow Account or any Funds on deposit in either.

                 (d) Effective on and after December 1,1994, until the Indebtedness and all other sums due and owing to Lender have been paid in full, Borrower agrees that no Gross Receipts, Funds or any other amounts shall be paid or distributed, and no other property shall be distributed, to any partner of Borrower, except for such distributions by Borrower.

                      (1) of the excess Balance Distribution approved by Lender in accordance with Section 2(f) below;

                      (2) of not more than $100,000 for the month of December, 1994, from Borrower's Operating Account as provided for in
      Section 2(e)(6) below; and

                      (3) of not more than $100,000 per month, starting with the month of January, 1995, from amounts disbursed by Agent from the Deposit Account to Borrower for such purpose, as provided for in
      Section 5(a)(4) of this Agreement.

                 (e) Borrower represents, warrants, covenants and agrees with Lender as follows:

                      (1) that Borrower has paid the first installment of 1994-95 ad valorem taxes on the Premises in the amount of $1,464,017.17;

                      (2) that for casualty and earthquake insurance on the Premises, Borrower has paid the sum of $1,028,241.50 and prior to February 28, 1995, Borrower shall pay an additional amount (estimated to be approximately $227,000), and that such amounts represent the annual premium for casualty and earthquake insurance on the Premises for the period through November 30, 1995;

                      (3) that on or about the date of execution of this Agreement, Borrower has paid or shall pay Agent $500, as Agent's fee for services in connection with the Deposit Account for the month of December,1994;

                      (4) that all funds in the Existing Account representing Gross Receipts applicable to the period after November 30,1994 (e.g., without limitation, any rents for the month of December, 1994) have been transferred to the Deposit Account or to Borrower's Account No. 142 0703576 with Bank of America (the "Operating Account");

                      (5) that the Existing Account is being closed simultaneously with the execution of this Agreement, that any funds deposited in the Existing Account on or following the date of execution of this Agreement until such Existing Account is closed shall be immediately deposited into the Operating Account or the Deposit Account, and that except for the Operating Account, and the balances on deposit therein, Borrower has no deposit accounts, cash, certificates of deposit, securities or other case equivalents;

                      (6) that Borrower has made, or shall be permitted to make from the Operating Account, a single distribution to its partners for the month of December, 1994, in an amount not to exceed $100,000 and that, except for such $100,000 distribution, and any Excess Balance Distribution in accordance with Section 2(f) below, no other distributions to Borrower's partners have been made since December 1,1994 or shall be permitted to be made during the month of December,1994;

                      (7) that solely from Gross Receipts attributable to the period through November 30,1994, and after (i) payment of all costs and expenses of the Premises attributable to such period, (ii) payment or provision for (i.e., deduction) of the first installment of property taxes in accordance with Section 2(e)(1) above, and (iii) payment of or provision for the insurance premium described in
      Section 2(e)(2) above (but before establishment of a cash working capital reserve for the Premises), as of November 30, 1994, Borrower had a cash balance in the amount of Six Hundred Thousand Dollars ($600,000) (the "Excess Balance"), which Borrower desires to distribute to its partners in accordance with Section 2(f) below;

                      (8)  that as of December 19,1994, the total
      outstanding balance on deposit in the Existing Account was $3,649,993, including the Excess Balance, plus an additional amount sufficient (i) to pay any remaining unpaid Approved Operating Costs (as defined below) of Borrower through December 31, 1994, and (ii) to make, to the extent not yet made, the $100,000 December, 1994 distribution to Borrower's partners permitted pursuant to Section 2(d)(2) and Section 2(e)(6) above; and

                      (9) that on or before January 3, 1995, Borrower shall transfer from the Operating Account to the Deposit Account the amount, if any, by which the aggregate balance in the Operating Account exceeds the sum of (i) any undistributed balance of the Excess Balance Distribution, plus (ii) if not then paid, the sum of $227,000 for the additional insurance premium described in Section 2(e)(2) above, plus (iii) a working capital balance of $250,000 (to the extent such working capital balance is less than $250,000, Borrower may request additional funds to maintain such a working capital balance in accordance with Section 6(b) below.

                 (f) Following execution and delivery of this Agreement, Borrower shall be entitled to distribute the amount of the Excess Balance (as specified in Section 2(e)(7) above) to its partners (the "Excess Balance Distribution").

                 (g) Notwithstanding any provision of the Loan Documents to the contrary, in the event of any breach by Borrower of its covenants, agreement, representations or warranties set forth in this Section 2, the direct and indirect general partners of Borrower (but not (i) JMB Realty Corporation, or (ii) any shareholder of the indirect general partners of Borrower) shall be personally obligated to Lender for any amounts which would have been, but for such breach, deposited into the Deposit Account and disbursed to Lender in accordance with the terms and conditions of this Agreement; provided, however, that such amounts for which the direct and indirect general partners of Borrower are personally liable to Lender shall not include any amounts which, although not deposited into the Deposit Account, were expended by Borrower in good faith for reasonable operating costs and expenses of the Premises.

           3. APPOINTMENT OF AND GRANT OF AUTHORITY TO AGENT. Lender hereby appoints Agent as its agent and bailee hereunder. Agent accepts such appointment and agrees to receive, hold and disburse the Funds in accordance with the terms of this Agreement. Borrower hereby consents to the appointment of Agent as the agent of Lender for the purpose of performing the duties and obligations provided for by this Agreement, and in connection therewith, Borrower hereby grants to Agent the following authority and rights:

                 (a) to make withdrawals and disbursements from the Deposit Account and the Tax and Insurance Escrow Account in accordance with the terms and conditions of this Agreement;

                 (b) to open all mail and other documents sent either to the Lockbox or to Agent at its address hereunder, whether such mail is addressed to Borrower, Lender or any other person; provided, however, that Agent shall forward all such mail addressed to Borrower (exclusive of Gross Receipts) to Borrower at the address set forth herein;

                 (c) to endorse in the name of Borrower or any of its affiliates, or Lender, without recourse to Agent, Lender or Borrower, all Checks in payment of the Gross Receipts and to deposit such checks into the Deposit Account with Bank of America;

                 (d) upon request by Lender, to deliver copies of all mail or other documents received by Agent to Lender or such other party as Lender may designate; and
                 (e) to take such other action is respect of the Deposit Account and the Tax and Insurance Escrow Account as may be necessary or appropriate within the discretion of Agent for the purpose of collecting and depositing the Gross Receipts (but without any obligation to enforce the obligations of any Tenant under any Lease) and disbursing the same to the persons and in the order of priority set forth in Section 5 hereof, and to otherwise carry out the duties and obligations imposed upon Agent pursuant to the terms of this Agreement.

Borrower hereby irrevocably and unconditionally authorizes Agent, and grants Agent, for the term hereof, a continuing, irrevocable, and unconditional power of attorney (which power of attorney is coupled with an interest) in the name of Borrower, without notice to or further consent or authorization from Borrower, to receive, endorse, if necessary (as agent for the payee but without recourse to Borrower), and forward for collection any and all cash or Checks and to perform such other acts as may be reasonably necessary under the terms of this Agreement. Borrower agrees to indemnify, defend and hold Agent harmless from and against any and all claims, actions, liabilities, judgments, costs, and expenses (including attorneys' fees) arising out of the exercise of the foregoing power of attorney, except for claims, actions, judgments, costs and expenses resulting from Agent's gross negligence, intentional misconduct or bad faith.

           4. GROSS RECEIPTS. As used herein, "GROSS RECEIPTS" shall mean, during the period commencing on December 1, 1994 and continuing until the Indebtedness and all other sums due and owing to Lender have been paid in full, the aggregate gross revenues derived or generated by or from the Premises and received during such period by or for the account or benefit of Borrower, including, without limitation, (A) all payments for use or occupancy of all or any part of the Premises or for any services, equipment or furnishings provided in connection with any such use or occupancy, whether as rent, fees, charges, expense recoveries or otherwise (but excluding security deposits until they are no longer subject to being returned), (B) all revenues from any concessions, franchises or other operations on or from the Premises, (C) all refunds, rebates and reimbursements of any expenses or taxes related to the Premises previously paid, (D) all insurance proceeds, condemnation awards and similar compensation relating to all or any part of the Premises that are not applied to payment of the Indebtedness or, to the extent permitted under the Deed of Trust, to restoration of the portion of the Premises to which such proceeds, awards or compensation related, (E) except to the extent otherwise agreed by Lender in writing or expressly provided for in the Loan Documents, all proceeds of any sale or other disposition of all or any part of the Premises that are not applied to payment of the Indebtedness, but excluding any funds withdrawn or otherwise disbursed from the Deposit Account or the Tax and Insurance Escrow Account (the foregoing not constituting any consent to the sale or disposition of any portion of the Premises except in accordance with the Deed of Trust), and (F) the proceeds of any rental interruption insurance.

           5.    DISBURSEMENTS FROM DEPOSIT ACCOUNT.

                 (a) As used herein, the "DISBURSEMENT DATE" means the date each calendar month, commencing with the month of January 1995, which is the first business day during such calendar month on which the aggregate balance available for withdrawal from the Deposit Account first equals or exceeds an amount equal to the sum of the amounts distributable for such calendar month under clauses (1), (2), (3) and (4) below plus $2,190,396. Until the Indebtedness and all other sums due and owing to Lender have been paid in full, Agent shall withdraw all good, collected funds held in the Deposit Account and remit such Funds as follows:

                      (1) first, on the Disbursement Date of each calendar month, to Agent to pay all fees and expenses of Agent, pursuant to this Agreement;

                      (2) second, on the Disbursement Date of each calendar month, to Borrower, for deposit into Borrower's Operating Account, an amount equal to the amount of any Approved Operating Costs (as provided for below) for such calendar month in accordance with the notice of approval thereof received by Agent from Lender in accordance with Section 6 below -- all such amounts disbursed to Borrower hereunder shall be used by Borrower solely to pay Approved Operating Costs incurred or to be incurred in the operation of the Premises, or approved for distribution to the partners of Borrower, in either case only in accordance with the approved budget therefor pursuant to Section 6 and in accordance with Borrower's usual custom and practice for such operating costs, and any excess of such disbursement over the amount of such Approved Operating Costs actually paid by Borrower shall be credited against (and reduce) the amount of the disbursement to Borrower under this clause (2) for the next calendar month;

                      (3) third, on the Disbursement Date of each calendar month, to Agent, for deposit into the Tax and Insurance Escrow Account:

                           (i) the sum of $519,819 for each of the
           months of January, February and March, 1995;

                           (ii) the sum of $304,819 for each of
           the months of April through October,1995; and

                           (iii) the sum of $352,606 per month for
           November, 1995 and each month thereafter (an amount equal to $244,003 per month with respect to property taxes and $108,603 per month for insurance);

      or such other amount as determined by Lender in accordance with
      Section 1(d) above:

                      (4) fourth, on the Disbursement Date of each calendar month, to Borrower, for distribution to the partners of Borrower that month, the sum of One Hundred Thousand Dollars ($100,000); and

                      (5) fifth, to Lender, on the Disbursement Date of each calendar month and at any other time as may be requested from time to time by Lender (by written notice to Agent), an amount equal to all of the remaining Funds in the Deposit Account, to be applied against the Indebtedness in accordance with the Loan Documents.

Notwithstanding the foregoing, however, if on the fifth day of any calendar month, commencing January 5, 1995, the aggregate balance available for withdrawal from the Deposit Account is less than the minimum sum provided for above to qualify for the Disbursement Date, and provided that no Event of Default has then occurred and is continuing, then:

                      (i) on such date (or the next business day, if the fifth of such calendar month is not a business day), Lender shall authorize Agent to make a supplemental distribution to Borrower for a portion of Approved Operating Costs in an amount equal to the aggregate utility costs and expenses for the Premises (electricity, gas, water, trash and similar costs, but excluding management fees and other payments to entities affiliated with Borrower or its general partners) payable during such month (and Borrower represents and warrants to Lender that such utility costs and expenses are approximately $250,000 to $300,000 per month);

                      (ii) Borrower shall use such funds to pay all such utility costs on or before the tenth day of such month; and

                      (iii) the amount of any distribution to Borrower of Approved Operating Costs pursuant to Section 5(a)(2) above on the Disbursement Date shall be reduced by the amount of any such supplemental distribution (and such adjustment shall be taken into account in the determination of whether or not there is a sufficient balance in the Deposit Account to satisfy the criteria for the Disbursement Date).

                 (b) Agent shall hold the Funds in trust in the Deposit Account and in the Tax and Insurance Escrow Account as Lender's agent and bailee, and Agent shall disburse such Funds, as Lender's agent, in accordance with the foregoing until directed by Lender to disburse or otherwise pay over such Funds in accordance with the terms of this Agreement. All amounts disbursed to Lender pursuant to this Agreement shall be paid, in immediately available funds, by wire transfer as follows:

      Bank:           Bank of America
                      REID Deposit Center - Los Angeles 1420
                      525 South Flower Street
                      Los Angeles, California 90071
      ABA Number:121000358
      Account Name:   Aetna Life Insurance Company
      Account No.:         14206-70255
      Reference:      CB Commercial/Maguire Investor Number 101

Within 15 days after the end of each month, and on any other date as Lender shall request, Agent shall deliver to Borrower and Lender a statement in reasonable detail showing the amount of the Funds then held in the Deposit Account and the Tax and Insurance Escrow Account, and the amount and payee of all Funds distributed from each of said Accounts in accordance with the terms of this Agreement.

           6.    APPROVED OPERATING COSTS.

                 (a) On the date of execution of this Agreement, with respect to such projected operating costs and expenses for December, 1994 and January, 1995, and by January 15,1995, and the 15th day of each month thereafter until the Indebtedness has been repaid in full, with respect to such projected operating costs and expenses for the following calendar month, Borrower shall deliver to Lender and Agent a schedule (in reasonable detail acceptable to Lender) of projected operating costs and expenses to be paid by Borrower during the next following calendar month in connection with the ownership and operation of the Premises (which costs and expenses may include, without limitation, utility payments, professional fees in connection with the negotiation of this Agreement and the operation, maintenance or leasing of the Premises, payments due tenants under leases (e.g., rental reimbursements for space vacated in other projects prior to moving to the Premises) and payments to IBM of sublease rental received by Borrower, payments under asset management contracts (e.g., elevator maintenance, security, and parking), management fees, leasing commissions, costs of repairs and maintenance and tenant improvement costs for the Premises; provided, however, that such costs and expenses shall exclude, without limitation, (i) real property taxes and assessments and insurance premiums which are to be paid from the Tax and Insurance Escrow Account,
(ii) professional fees incurred in connection with any dispute, negotiations or agreement by or between the partners in the Borrower or any transaction related thereto and (iii) any costs or expenses in connection with any proposed sale or financing of the Premises). To the extent such operating costs or expenses will be paid by Borrower to any affiliate of Borrower or any of the general partners of Borrower, Borrower shall identify such proposed affiliate payments in such schedule. To the extent such costs and expenses for the following month are approved by Lender, Lender shall notify Borrower and Agent of such approval, whereupon such approved costs and expenses shall constitute "Approved Operating Costs" hereunder for purposes of the next monthly disbursement to Borrower in accordance with Section 5(a) above.

                 (b) In connection with the foregoing, Borrower may maintain a working capital balance in Borrower's Operating Account of Two Hundred Fifty Thousand Dollars ($250,000) at any time. In no event, however, shall the aggregate amount on deposit in the Operating Account at any time exceed the sum of (i) $250,000, plus (ii) amounts disbursed to Borrower for Approved Operating Costs and the monthly distribution to partners pursuant to Section 5(a) above, minus (iii) the amounts of such Approved Operating Costs paid by Borrower and the amounts of such authorized monthly distributions made by Borrower. If at any time such working capital balance is less than $250,000, in order to allow Borrower to maintain such balance, Borrower may request additional funds as proposed Approved Operating Costs in accordance with this Agreement.

                 (c) On the date of execution of this Agreement and on January 15,1995, and on the 15th day of each succeeding month until the Indebtedness and all other sums due and owing to Lender have been paid in full, Borrower shall deliver to Lender and Agent a statement showing, in reasonable detail (acceptable to Lender), the amounts of all payments of operating costs and expenses for the Premises actually made by Borrower during the immediately preceding calendar month, reconciling such payments with the amounts distributed to Borrower therefor (i.e., for such components of Approved Operating Costs) pursuant to Section 5(a) above, together with a statement as to the balance on deposit in Borrower's Operating Account as of the last day of such month. Borrower shall also deliver to Agent each month, (i) copies of the invoices Borrower sends to each Tenant for rent each month, and (ii) a copy of Borrower's "balance forward" report, reflecting application of rental payments received to amounts owed by each Tenant.

           7.    EXPENSES, INDEMNIFICATION AND COMPENSATION.

                 (a) Borrower shall pay, indemnify and hold Agent harmless from and against all claims, actions, judgments, costs and expenses (including reasonable attorneys' fees), incurred by Agent in the performance, of its duties under this Agreement, except for claims, actions, judgments, costs and expenses resulting from Agent's gross negligence, intentional misconduct or bad faith. The provisions of this subsection (a) shall survive the termination of this Agreement.

                 (b) In consideration for the services to be rendered by Agent hereunder in connection with the Deposit Account, Borrower agrees to pay the fees (not to exceed $500 per month) and expenses of Agent. In consideration for the services to be rendered by Agent hereunder in connection with the Tax and Insurance Escrow Account, Borrower agrees to pay the fees (not to exceed $500 per year or portion thereof) and expenses of Agent. Borrower acknowledges that notwithstanding Borrower's payment of the compensation of Agent hereunder, Agent is acting solely as the agent of Lender for the purposes of this Agreement. Borrower agrees that Agent has the right to deduct the amount of such compensation from the amounts deposited and collected in the Deposit Account as provided in Section 5 hereof. Without in any manner limiting the foregoing, Borrower agrees that if (i) Borrower fails to pay Agent's fees and expenses, in violation of the foregoing, and (ii) if insufficient Funds exist for payment of such Agent's fees and expenses, then Lender may, at Lender's option, pay such fees and expenses and such fees and expenses shall constitute an advance under the Loan Documents.

           8.    ASSIGNMENT OF RENTS AND LEASES.

                 (a) The Payment Notices furnished to the Tenants under the Leases and all other persons shall for all purposes be deemed given pursuant to the Assignment of Rents. The Payment Notices shall be deemed sufficient authorization for any such Tenant or other person to make all payments of Gross Receipts directly to the Lockbox for the Deposit Account, and each such Tenant or other person shall be entitled to rely on this Agreement in making such payments and shall have no liability to Borrower for any Gross Receipts duly and punctually paid to the Lockbox for the Deposit Account in accordance with the terms of such Tenant's Lease or other agreement. To the extent the interest of Lender in and to Gross Receipts prior to the date hereof is deemed by any applicable state law as an unperfected interest, this Agreement shall for purposes of any such law be deemed a conversion of Lender's interest in and to the Gross Receipts from an unperfected interest to a perfected interest for all purposes of applicable state law; and provided further that the receipt by Lender of such payments and the application thereof to the Indebtedness pursuant to this Agreement shall be deemed to be an agreed method of payment between Borrower and Lender and shall not constitute an "action" within the meaning of California Code of Civil Procedure Section 726, or other similar law, and Borrower hereby waives any and all rights with respect thereto.

                 (b) Lender and Borrower hereby acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Gross Receipts (whether then already in the Deposit Account or the Tax and Insurance Escrow Account, or then due or becoming due thereafter) shall be deemed not to be property of the Borrower's bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. In the event, however, that a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Gross Receipts by Borrower and Lender, the Gross Receipts do constitute property of the Borrower's bankruptcy estate, then Lender and Borrower hereby further acknowledges and agree that all such Gross Receipts whether due and payable before or after the filing of the petition is and shall be cash collateral of Lender Borrower acknowledges that Lender does not consent to Borrower's use of such cash collateral (except to the extent expressly provided for in this Agreement or ordered by a bankruptcy court) and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing. Except as provided in the immediately preceding sentence, Borrower shall have no right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court.

           9. EVENT OF DEFAULT REMEDIES. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement.

                 (a) If Borrower spends or uses any Funds disbursed to it from the Deposit Account of the Tax and Insurance Escrow Account in violation of the terms and conditions of this Agreement; or

                 (b) If Borrower fails to comply with any of the terms and conditions of this Agreement and such failure has not been cured within five (5) business days following written notice from Lender; or

                 (c) If an Event of Default, as defined in the Loan Documents, occurs and is continuing.

Upon the occurrence of an Event of Default, Lender shall be entitled to exercise any and all rights and remedies available to Lender under this Agreement or the other Loan Documents, at law, or in equity.

           10.   SECURITY AGREEMENT AND REMEDIES.

                 (a) To the extent Borrower has any interest in the Funds and in the Deposit Account or the Tax and Insurance Escrow Account, Borrower hereby pledges to Lender, and grants to Lender a security interest in, the Funds, the Deposit Account and the Tax and Insurance Escrow Account, as additional security for the Indebtedness and for the obligations of Borrower under the Loan Documents and this Agreement. Borrower also hereby pledges Lender, and grants to Lender a security interest in, the Gross Receipts (subject to the provisions of Section 8(b) above), and Borrower's interest in all accounts, accounts receivable, deposit accounts (including, without limitation, the Operating Account) and all funds deposited therein, cash, instruments, negotiable documents, letters of credit, securities, certificates of deposit, chattel paper, contract rights, general intangibles, and all proceeds of any of the foregoing (collectively, "Collateral"), as additional security for the Indebtedness and for the obligations of Borrower under the Loan Documents and this Agreement. In addition to Lender's other rights and remedies under this Agreement, the other Loan Documents and applicable law, Borrower hereby grants Lender all rights and remedies relating to the Funds, the Deposit Account, the Tax and Insurance Escrow Account, and the Collateral, of a secured party under the Uniform Commercial Code of the California.
The foregoing grant of a security interest is not intended to derogate from the parties' intent that all Funds are and shall be the sole property of Lender but, rather, is intended to protect Lender's interest in the Funds in the event that a court, contrary to the parties' intent, determines that Borrower has a legal or equitable interest in the Funds. To the extent Lender had a security interest in any of the Collateral prior to the date of execution of this Agreement, the foregoing shall be construed to confirm such security interest.

           (b)   Concurrently with the execution and delivery of this
Agreement:

                      (1) Borrower and Lender shall execute and deliver one or more UCC-2 Statements, amending the existing UCC-1 Financing Statements which name Lender as Secured Party, to reflect the change in Borrower's name from "Maguire Partners - Crocker Properties - South Tower;"

                      (2) Borrower and Lender shall execute and deliver a UCC-1 Financing Statement reflecting the security interest of Lender in the Funds, the Deposit Account, the Tax and Insurance Escrow Account and the Collateral, as provided for herein; and

                      (3) Borrower and Lender shall jointly notify Bank of America confirming Lender's security interest in the Funds, the Deposit Account, the Tax and Insurance Escrow Account and the Collateral, as provided for herein.

                 (c) Lender hereby designates and appoints Agent as Lender's bailee for purposes of taking possession of the Funds, and as Lender's agent for purposes of controlling the disbursement of the Funds, as security for the Indebtedness and for the obligations of Borrower under the Loan Documents and for purposes of effectuating Lender's rights and remedies relating to the Funds. Borrower hereby irrevocably consents and agrees to such appointment and to Agent's actions that may be taken in that capacity in accordance with this Agreement.

                 (d) Without limiting the rights of Lender pursuant to
Section 5(a)(5) above, Lender may, at, or at any time after, the occurrence of an Event of Default, in addition to exercising any or all of its other rights and remedies under the Loan Documents, direct Agent, in writing, to pay over to Lender all or any part of the Funds specified by Lender in such written direction, without demand or notice to Borrower. Promptly after receiving such written direction, Agent shall pay over to Lender all of the Funds or the part thereof specified in such written direction, as the case may be. Lender may, at its option, without demand or notice, (i) setoff or recoup or otherwise apply all or any part of the Funds so received by Lender against all or any part of the Indebtedness (whether matured or unmatured), in such order and priority as Lender may determine, or (ii) apply all or any part of the Funds so received by Lender to satisfy any of the other obligations of Borrower under the Loan Documents.

                 (e) No application of all or any part of the Funds pursuant to this Agreement shall in any way release, satisfy or discharge any of the unpaid Indebtedness, except to the extent applied to such Indebtedness by the Lender pursuant to this Agreement. No delay or omissions of Lender to exercise any of its rights or remedies shall waive, exhaust or impair any of Lender's rights or remedies under the Loan Documents. Notwithstanding any such delay or omission, Lender thereafter shall have the right, from time to time and as often as Lender deems advisable, to exercise any of its rights or remedies.

           11. LIMITATION OF LIABILITY OF AGENT. Agent shall not be responsible or liable in any manner whatsoever for the correctness, genuineness or validity of any document or instrument, or any signature thereon, deposited with or delivered to Agent pursuant to this Agreement, except for acts or omissions resulting from Agent's gross negligence, intentional misconduct or bad faith; provided nothing contained herein shall relieve Agent from its obligation and responsibility to account for all Funds received and held by Agent from time to time.

           12. FURTHER ASSURANCES. Borrower shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all financing statements, payment notices and other documents and instruments, and shall take all such other action as Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Agreement.

           13.   REPLACEMENT OF AGENT.

                 (a) Agent (or any other agent and bailee from time to time acting in those capacities under this Agreement) may resign as agent and bailee under this Agreement by written notice to Lender specifying the time and date when such resignation shall take effect (which shall be at least sixty (60) days; after the giving of such notice). Such resignation shall take effect at such time and date unless a successor agent and bailee shall have been sooner appointed pursuant to this Agreement, in which event such resignation shall take effect immediately upon the appointment of such successor.

                 (b) Agent (or any other agent and bailee from time to time acting in those capacities under this Agreement) may be removed as agent and bailee under this Agreement by written notice from Lender to Agent (or such other agent and bailee) and Borrower, specifying the time and date when such removal is to take effect. Such removal shall take effect at such time and date unless a successor agent and bailee shall have been sooner appointed pursuant to this Agreement, in which event such removal shall take effect immediately upon the appointment of such successor.

                 (c) In the event of, or in connection with, any such resignation or removal of the Agent by Lender. Borrower hereby irrevocably authorizes Lender to make any such appointment of a successor Agent as Lender deems advisable, and Borrower hereby irrevocably consents and agrees to any such appointment. If Lender shall not have made any such appointment within thirty (30) days after the giving of any such resignation or removal notice, then a successor agent and bailee may be appointed upon application of Borrower or the Agent, by any court of competent jurisdiction.

                 (d) Any successor Agent appointed pursuant to this Agreement shall execute and deliver to Lender, Borrower and the resigning Agent an instrument pursuant to which such successor accepts such appointment and agrees to hold, disburse and pay over the Funds in accordance with this Agreement and to comply with all obligations and duties of Agent under this Agreement from and after the effectiveness of such appointment. Upon the execution and delivery of such instrument, the resigning Agent shall deliver to such successor Agent all Funds and other property (if any) then held by the resigning Agent, together with any and all instruments, powers and authorizations required to enable such successor Agent to perform and satisfy its obligations and duties under this Agreement, and all books and records maintained by the resigning Agent in connection with its duties hereunder. Thereupon, such successor shall be immediately vested with all rights and responsibilities of Agent under or relating to this Agreement, and the resigning Agent shall be immediately discharged and released of all continuing obligations and duties as Agent under this Agreement.

                 (e) Neither the resignation nor the removal of any Agent from time to time acting in those capacities under this Agreement shall release, discharge or satisfy any of Borrower's obligations under this Agreement. Borrower and Lender shall deal with any successor Agent in the manner prescribed in this Agreement.

           14. NOTICES. Any notice, report, demand, request or other instrument or communication which any party hereto may be required or may desire to give hereunder to any other party hereto shall be in writing and shall be deemed to have been properly given or delivered, if addressed to the party intended to receive the same at the address of such party set forth below, (a) when delivered at such address by hand or by overnight courier or delivery service, or (b) three (3) business days after the same shall have been deposited in the United States Mail as first class registered or certified mail, return receipt requested, postage prepaid, whether or not the same actually shall have been received by such party:

           If to Borrower:

                           Maguire/Thomas Partners-South Tower
                           c/o Maguire/Thomas Partners, Inc.
                           355 South Grand Avenue, Suite 4500
                           Los Angeles, California 90071
                                 Attention:  Thomas E. McCarthy
                           Fax:  (213) 687-4758
                      and

                           Maguire/Thomas Partners-South Tower
                           c/o Carlyle Real Estate Limited Partnership XIV and Carlyle Real Estate Limited Partnership XV c/o JMB Realty Corporation
                           900 North Michigan Avenue, Suite 1900
                           Chicago, Illinois 60611
                                 Attention:  General Counsel
                           Fax:  (312) 915-2310

                      with a copy to:

                           Gilchrist & Rutter
                           1299 Ocean Avenue, Suite 900
                           Santa Monica, California 90401
                                 Attention:  Paul S. Rutter, Esq.
                           Fax:  (310) 394-4700

                      and

                           Paul, Hastings, Janofsky & Walker
                           555 South Flower Street, 23rd Floor
                           Los Angeles, California 90071-2371
                                 Attention:  Paul R. Walker, Esq.
                           Fax:  (213) 627-0705


           If to Lender:

                           Aetna Life Insurance Company
                           c/o Aetna Investment Group
                           242 Trumbull Street IG4F
                           Hartford, Connecticut 06156
                                 Attn:  Thomas A. Brome
                           Fax:  (203) 275-2974

                      with a copy to:

                           O'Melveny & Myers
                           153 East 53rd Street
                           New York, New York 10022
                                 Attn:  Laurence G. Preble, Esq.
                           Fax:  (212) 326-2061
           If to Agent:

                           CB Commercial Real Estate Group, Inc.
                           533 South Fremont Avenue
                           Los Angeles, California 90071
                                 Attention:  Odette De Lusignan
                           Fax:  (213) 613-3060

                      with a copy to:

                           CB Commercial Real Estate Group, Inc.
                           533 South Fremont Avenue
                           Los Angeles, California 90071
                                 Attention:  John Thornton
                           Fax:  (213) 613-3008


Any party may change the address to which any such notice, report, demand, request or other instrument or communication intended to be received by such party is to be delivered or mailed, by giving written notice of such change to the other parties hereto, but no such notice of change shall be effective against any party unless and until such notice of change shall have been received by such party.

           15. LENDER'S DISCRETION. Except as otherwise provided herein, each and every decision, election, determination, estimate, request, consent, approval or similar matter to be made or given by Lender from time to time pursuant to or in connection with this Agreement shall, unless and until an Event of Default exists, be made or given using Lender's reasonable discretion, but upon and during the existence of an Event of Default, such decision, election, determination, estimate, request, requirement, consent, approval or similar matter shall be made using Lender's sole and absolute discretion.

           16. CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, released, discharged, withdrawn, revoked or terminated orally, or by any action or inaction. In order to he effective and enforceable, any such change, waiver, release, discharge, withdrawal, revocation or termination must be evidenced by a written document or instrument signed by the party against which enforcement of such change, waiver, release, discharge, withdrawal, revocation or termination is sought, and then shall be effective and enforceable only to the extent specifically provided in such document or instrument.

           17. GOVERNING LAW; SEVERABILITY. This Agreement shall be construed, interpreted, enforced and governed by and in accordance with the internal laws of the State of California, without regard to principles of conflicts of laws. All rights and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law and are intended to be limited to the extent necessary to avoid rendering this Agreement invalid, illegal or unenforceable. In the vent that any of the provisions of this Agreement shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby.

           18. MEANING OF CERTAIN TERMS. Each reference in this Agreement to any gender shall be deemed also to include any other gender, and the use in this Agreement of the singular shall be deemed also to include the plural and vice versa unless the context requires otherwise. As used in this Agreement, the term "person" shall mean and refer to any and all individuals, sole proprietorships, partnerships, joint ventures, associations, trusts, estates, business trusts, limited liability companies, corporations (non-profit or otherwise), financial institutions, governments (and agencies, instrumentalities and political subdivisions thereof), and other entities and organizations.

           19. HEADINGS. The headings and captions of the Sections, paragraphs and other subdivisions of this Agreement are for convenience of reference only, are not to be considered part of this Agreement and shall not limit, expand or otherwise affect any of the provisions of this Agreement.

           20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same Agreement.

           21. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Each reference in this Agreement to Borrower, Lender or Agent shall be deemed also to include the successors and assigns of such party. Nothing set forth in this Section shall be deemed or construed to create, recognize or allow any assignment or transfer rights not otherwise provided for in this Agreement.

           22. EXCLUSIVE BENEFIT. This Agreement and the obligations of Lender, Borrower and Agent hereunder are and at all times shall be deemed to be for the exclusive benefit of such parties and their respective successors and permitted assigns. Nothing set forth herein shall be deemed to be for the benefit of any other person.

           23. TERMINATION OF AGREEMENT. This Agreement shall survive the maturity date of the Loan under the Loan Documents and shall continue so long as the Indebtedness remains outstanding and so long as any other sums due and owing to Lender under the Loan Documents remain unpaid. Upon the termination of this Agreement, all collected and available Funds shall be disbursed to the Lender, to be held and applied or released in accordance with this Agreement and the Loan Documents.

           24. SURVIVAL OF LATTER AGREEMENT. Lender and Borrower have entered into that letter agreement dated November 18, 1994 (the "Letter Agreement"). While this Agreement constitutes a "fully approved, signed and delivered written agreement" as contemplated by the Letter Agreement. Lender and Borrower hereby agree that the Letter Agreement shall survive the execution and delivery of this Agreement and shall remain enforceable between Lender and Borrower with respect to any future discussions or negotiations they may have regarding the Indebtedness, the Loan Documents or the Premises.

           25. RECOURSE. Except as otherwise provided for in Section 2(g) above, the liability of Borrower and its partners for the obligations of Borrower under this Agreement shall be limited in accordance with the provisions of Paragraph 5.27 of the Deed of Trust, which is incorporated by reference as if set forth in full herein.

           26. LOAN DOCUMENTS. The rights, powers, authorities, remedies, interests and benefits conferred upon the Lender by this Agreement are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents. Borrower acknowledges and agrees that under the Loan Documents, the maturity of the Indebtedness is December 1, 1994 and Borrower has failed to repay the Indebtedness as required by the Loan Documents. Lender hereby agrees, in consideration of the execution and delivery of this Agreement by Borrower and the consummation of the transactions provided for herein, that until February 1, 1995 Lender shall forebear from exercising its rights and remedies under the Loan Documents with respect to such failure to repay the Indebtedness on December 1, 1994. Borrower acknowledges and agrees that, except as provided in the preceding sentence, (i) Lender has not waived and does not waive, by execution of this Agreement or consummation of the transactions provided for herein, any existing or future breach or default by or with respect to Borrower under the terms and conditions of the Loan Documents or this Agreement, (ii) Lender shall continue to have all rights and remedies specified or provided for in the Loan Documents and in this Agreement, and all rights and remedies otherwise permitted by law, with respect to any such breach or default, and (iii) this Agreement shall survive and continue after February 1, 1995 pursuant to the provisions of Section 23 hereof notwithstanding a default by Borrower hereunder or under the Loan Documents and the exercise by Lender of any right or remedy provided in the Loan Documents or this Agreement. Subject to the foregoing, the Loan Documents, as supplemented by this Agreement, shall remain in full force and effect and are hereby ratified and affirmed in all respects by Lender and Borrower.

           27. NO MORTGAGEE IN POSSESSION, NO JOINT VENTURE. Borrower agrees that neither Lender nor Agent is a mortgagee in possession with respect to the Premises and that this Agreement does not create any obligation on the part of Lender or Agent to manage or operate the Premises or give lender or Agent any control over the Premises; it being agreed that the obligation to manage and operate and the right to control the Premises remains with Borrower. The relationship between Lender and Borrower is that of creditor and debtor and not that of partners or joint venturers. Borrower agrees that neither Lender nor Agent shall have any fiduciary obligations or trust obligations with respect to managing or operating the Premises.

           28. CONFIDENTIALITY. The terms and provisions of this Agreement, and activities conducted pursuant to the terms thereof, shall remain confidential and shall not be disclosed by Lender or Agent without the consent of Borrower except (i) as is reasonably required in connection with the transactions provided for herein, in connection with the perfection of rights under this Agreement or in connection with communications with Lender or (2) to such party's directors, officers, partners, employees, legal counsel, accountants, engineers, architects, financial advisors and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transactions contemplated hereunder (and such party shall inform each of the foregoing parties of such party's obligations under this paragraph and shall secure the agreement of such parties to be bound by the terms hereof) or (3) as otherwise required by law or regulation. Notwithstanding the foregoing, however, Lender and Agent shall have no obligations under this
Section 28 during the existence of any Event of Default.

           29. LEGAL FEES AND EXPENSES. Borrower shall be obligated to reimburse all of the legal fees and expenses of O'Melveny & Myers, counsel to Lender, in connection the default by Borrower under the Loan Documents (including advice to Lender with respect to its rights and remedies thereunder), the execution and delivery of this Agreement and the transactions provided for herein.

           30. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties concerning the matters provided for herein, and all prior or contemporaneous understandings, oral representations or agreements had among the parties with respect to such matters are merged in this Agreement. Each party executing this Agreement represents that such party has the full authority and legal power to do so and acknowledges that it was represented by counsel in the negotiation and execution of this Agreement.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above written.

                           MAGUIRE/THOMAS PARTNERS-SOUTH
                           TOWER, a California limited partnership

                           By:   MAGUIRE PARTNERS-BUNKER HILL,
                                 LTD., a California limited partnership,

                                 General Partner

                                 By:  MAGUIRE/THOMAS PARTNERS,
                                      INC., a California corporation,
                                        General Partner

                                      By:  ____________________________
                                           Title:

                           By:  CARLYLE REAL ESTATE LIMITED
                                 PARTNERSHIP-XIV, an Illinois limited
                                 partnership, General Partner

                                 By:  JMB REALTY CORPORATION,
                                      a Delaware corporation
                                      Its general partner


                                      By:
                                        _____________________________
                                           Title:

                           By:  CARLYLE REAL ESTATE LIMITED
                                 PARTNERSHIP-XV, an Illinois limited
                                 partnership, General Partner

                                 By:  JMB REALTY CORPORATION,
                                      a Delaware corporation
                                      Its general partner


                                      By:
                                        _____________________________
                                           Title:


                           AETNA LIFE INSURANCE COMPANY, a
                           Connecticut corporation



                           By:  ______________________________________
                                Title:


                           CB COMMERCIAL REAL ESTATE GROUP,
                           INC., a Delaware corporation



                           By:  _______________________________________
                                Title:





March 1, 1995

Maguire Thomas Partners-South Tower
c/o Mr. Thomas McCarthy
Maguire Thomas Partners
355 South Grand Avenue, Suite 4500
Los Angeles, CA 90071

Dear Tom:

The purpose of this letter is to advise you that the date for Aetna's forbearance in the exercise of it's legal remedies referenced in paragraph 26 of a Lockbox Agreement dated December 1, 1994 between Maguire Thomas Partners, Aetna Life Insurance Company and CB Commercial has been further extended from March 1, 1995 to April 1, 1995. All other terms and conditions shall remain the same.

As I stated in my previous correspondence dated February 1, 1995, I have attempted to communicate Aetna's perspective on the current status of this loan. The discussion which preceded the decision to grant additional time through the forbearance extension raised issues which I would like to share with you now. My primary purpose of reiterating our position is to insure there are no misunderstandings and provide notice so that over this additional forbearance period you can work on addressing Aetna's concerns and requirements.

Through the forbearance mechanism we have provided ownership an additional period in which to pay off the outstanding debt obligation. We have done this in large part in reliance upon your verbal representations that the raising of the capital necessary to pay the Aetna debt off in full was proceeding smoothly, on track and had the requisite likelihood of success. We have also done this in large part based on good faith, your reputation and the protections inherent in the lockbox agreement executed by the parties.

At this point, Aetna's grant of the additional forbearance referenced in the first paragraph will be contingent upon your submission to Aetna of a written list of prospective parties to the REIT together with a copy of your counter proposal with respect to the REIT which we discussed during my visit to the property the week of February 14, 1995.


Sincerely,


Thomas A. Brome
Investment Officer

cc:   William Cooney
      Larry Preble
      Jane Boyle
      Margaret Egazarian
      Jack Gillies
      CB Commercial




February 1, 1995

Maguire Thomas Partners-South Tower
c/o Mr. Thomas McCarthy
Maguire Thomas Partners
355 South Grand Avenue, Suite 4500
Los Angeles, CA 90071

Dear Tom:

The purpose of this letter is to advise you that the date for Aetna's forbearance in the exercise of it's legal remedies referenced in paragraph 26 of a Lockbox Agreement dated December 1, 1994 between Maguire Thomas Partners, Aetna Life Insurance Company and CB Commercial has been extended from February 1, 1995 to March 1, 1995. All other terms and conditions shall remain the same.

I have attempted in the past to communicate Aetna's perspective on the current status of this loan. The discussion which preceded the decision to grant additional time through the forbearance extension raised issues which I would like to share with you now. My primary purpose in reiterating our position is to insure there are no misunderstandings and provide notice so that over the next 29 days you can work on addressing Aetna's concerns and requirements.

Through the forbearance mechanism we have provided ownership an additional three month period in which to pay off the outstanding debt obligation. We have done this in large part in reliance upon your verbal representations that the raising of the capital necessary to pay the Aetna debt off in full was proceeding smoothly, on track and had the requisite likelihood of success. We have also done this in large part based on good faith, your reputation and the protections inherent in the lockbox agreement executed by the parties.

At this point in the matter, I must advise you that Aetna will require further assurances of the future success of private financing. In short, our willingness to grant additional extensions of time will be directly proportional to the degree of success associated with the recapitalization and your willingness to exhibit or demonstrate the applicable commitment of the respective parties to the deal. I do not believe this to be an unreasonable request in that we are already more than two months into the deal and at some point, you should be in a position to evaluate based on the information available to you the risk of "going hard". I see no point in granting additional time, without some tangible evidence of progress and commitment.

Whether that is through an earnest money deposit, letter of credit or some other consideration can be the subject of a future conversation. My purpose in raising the subject now is so that you will be advised that it is something which we will expect.




Sincerely,


Thomas A. Brome
Investment Officer

cc:  William Cooney
      Larry Preble
      Jane Boyle
      Margaret Egazarian
      Jack Gillies
      CB Commercial